UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2005

Date of Report (Date of earliest event reported)

INFONET SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15475	95-4148675
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 335-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

b. Departure of Director.

On January 18, 2005, Eric M. de Jong, a director of Infonet Services Corporation (the “Company”) announced his resignation from the Board of Directors of the Company effective immediately. Mr. de Jong stated that he is resigning from the board to pursue other interests. The Company thanks Mr. de Jong for his dedicated service over the past six years and wishes him well in his endeavors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONET SERVICES CORPORATION

Date: January 19, 2005	By:	/s/ Paul A. Galleberg
Paul A. Galleberg
Senior Vice President, General Counsel and Secretary

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